EXHIBIT (g)

Consents

CONSENT

I hereby consent to the use of the Certificate of the Queensland Treasury Corporation dated September 14, 2007 in the Prospectus included in the Registration Statement dated December 7, 2007 filed by Queensland Treasury Corporation and the Treasurer on behalf of the Government of Queensland with the United States Securities and Exchange Commission (File no. 333-147600).

By:	/s/ Gerard Bradley
Gerard Bradley
Under Treasurer of the State of Queensland

Date: December 7, 2007

g -1

CONSENT

I hereby consent to the use of the Certificate of the Queensland Treasury Corporation dated September 14, 2007 in the Prospectus included in the Registration Statement dated December 7, 2007 filed by Queensland Treasury Corporation and the Treasurer on behalf of the Government of Queensland with the United States Securities and Exchange Commission (File no. 333-147600).

By:	/s/ Stephen R. Rochester
Stephen R. Rochester
Chief Executive
Queensland Treasury Corporation

Date: December 7, 2007

g - 2

CONSENT

I hereby consent to the use of my name under the heading “Experts and Public Official Documents” in connection with the information specified with respect to my name under such heading and to the use of my Report, dated September 18, 2007, found on page 71 of Queensland Treasury Corporation’s Consolidated Financial Statements, hereby filed as exhibit (c)(i) and the Report found on page 38 of the Description of Queensland and Queensland Treasury Corporation, hereby filed as exhibit (f) in the Form 18-K to be filed and incorporated by reference in the Prospectus included in the Registration Statement dated December 7, 2007 filed by Queensland Treasury Corporation and the Treasurer on behalf of the Government of Queensland with the United States Securities and Exchange Commission (File no. 333-147600).

By:	/s/ Glenn Gordon Poole
Mr. Glenn Gordon Poole
Auditor-General

Date: December 7, 2007

g - 3